CERTIFICATE OF AMENDMENT
                                              OF
                                  ARTICLES OF INCORPORATION
                                              OF
                                  FRANKLYN RESOUCES I, INC.



     Franklyn Resources I, Inc., a Nevada corporation (the "Corporation") does hereby certify that:

               1.     The Articles of Incorporation shall be amended by:

        The following Article is added to the Articles of Incorporation:


                                   ARTICLE XII

               The Corporation hereby waives and precludes the application of the anti-takeover provisions of Nevada Revised Statutes 78.378 to 78.3793.

               2. The foregoing amendment has been duly authorized and approved by the Board Directors of the Corporation.

               3. The foregoing amendment has been duly adopted and approved by the written consent of the stockholders holding no less than a majority of the Corporation's outstanding stock entitled to vote thereon.

        Date:  August 16, 1999

                                     FRANKLYN RESOUCES I, INC.



                                                   by: _________________________
                                                                 Frank Kramer
                                                                 President


                                                   by: _________________________

STATE OF ____________ )
                      ) ss.
COUNTY OF ___________ )

        Subscribed and sworn to before me this 16th day of August, 1999 by Frank Kramer, President.

        My Commission expires:      _____________


                                                   -----------------------------
                                                           Notary